EXHIBIT 99.3

The expenses to be incurred by the Company relating to the registration and offering of (i) 4,500,000 shares of common stock pursuant to a Registration Statement on Form S-3 (File No. 333-137225) and a related prospectus supplement filed with the Securities and Exchange Commission on March 27, 2008 and (ii) 12,500,000 shares of common stock pursuant to a Registration Statement on Form S-3 (File No. 333-137225) and a related prospectus supplement filed with the Securities and Exchange Commission on March 31, 2008 are estimated to be as follows:

Estimated Fees
SEC registration fee	$21,713
Legal fees and expenses	190,500
Fees and expenses of qualification under state securities laws (including legal fees)	—
Accounting fees and expenses	180,000
Printing fees	50,000
Miscellaneous	4,500
Total expenses	$446,713